EXHIBIT 23


                         CONSENT OF INDEPENDENT ACCOUNTS


We hereby consent to the incorporation by reference in this Registration Statement of Patrick Industries, Inc. on Form S-8 of our report, dated
January 29, 1996, with respect to the consolidated financial statements and schedule of Patrick Industries, Inc. and subsidiaries for the year ended December 31, 1995 included in the Annual Report on Form 10-K (File No. 000-3922) filed with the Securities and Exchange Commission under the 1934 Act on April 1, 1996.




                                   /s/ McGladrey & Pullen, LLP
                                   McGLADREY & PULLEN, LLP


Elkhart, Indiana
May 15, 1996